Exhibit 24

December 15, 1997


A. W. Dahlberg, W. L. Westbrook, Tommy Chisholm, and Wayne Boston


Dear Sirs:

         The Southern Company proposes to file or join in the filing of statements under the Securities Act of 1933, as amended, with the Securities and Exchange Commission with respect to the registration of shares of common stock of The Southern Company in connection with the Southern Energy, Inc. Bargaining Unit Savings Plan.
         The Southern Company and the undersigned directors and officers of said Company, individually as a director and/or as an officer of the Company, hereby make, constitute and appoint each of you our true and lawful Attorney for each of us and in each of our names, places and steads to sign and cause to be filed with the Securities and Exchange Commission in connection with the foregoing registratin statement and any appropriate amendment or amendments thereto and any necessary exhibits.

                                           Yours very truly,

                                           THE SOUTHERN COMPANY


                                           By_/s/A. W. Dahlberg
                                                   A. W. Dahlberg
                                               Chairman, President and
                                               Chief Executive Officer



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                                      - 2 -



/s/John C. Adams                      /s/William A. Parker, Jr.
     John C. Adams                         William A. Parker, Jr.



/s/A. D. Correll                      /s/William J. Rushton, III
     A. D. Correll                         William J. Rushton, III



/s/A. W. Dahlberg                     /s/Gloria M. Shatto
     A. W. Dahlberg                        Gloria M. Shatto



/s/Paul J. DeNicola                   /s/Gerald J. St. Pe'
     Paul J. DeNicola                      Gerald J. St. Pe'



/s/Jack Edwards                       /s/Herbert Stockham
     Jack Edwards                          Herbert Stockham



/s/H. Allen Franklin                  /s/W. L. Westbrook
     H. Allen Franklin                     W. L. Westbrook



/s/Bruce S. Gordon                    /s/Tommy Chisholm
     Bruce S. Gordon                       Tommy Chisholm



/s/L. G. Hardman III                  /s/W. Dean Hudson
     L. G. Hardman III                     W. Dean Hudson



/s/Elmer B. Harris
     Elmer B. Harris


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                                      - 3 -


Extract from minutes of meeting of the board of directors of The Southern
Company.

                                              - - - - - - - - - - - -

                  RESOLVED FURTHER: That for the purpose of signing the registration statement or statements under the Securities Act of 1933, as amended, to be filed with the Securities and Exchange Commission with respect to the issuance by this Company of additional shares of its common stock pursuant to the Plan and of remedying any deficiencies with respect thereto by appropriate amendment or amendments (including post-effective amendments), this Company, the members of its board of directors, and its officers, are authorized to give their several powers of attorney to A. W. Dahlberg, W. L. Westbrook, Tommy Chisholm, and Wayne Boston;

                                              - - - - - - - - - - - -

         The undersigned officer of The Southern Power Company does hereby certify that the foregoing is a true and correct copy of a resolution duly and regularly adopted at a meeting of the Board of Directors of The Southern Company, duly held on December 15, 1997, at which a quorum was in attendance and voting throughout, and that said resolution has not since been rescinded but is still in full force and effect.


Dated  January 12, 1998                             THE SOUTHERN COMPANY



                                                    By  /s/Patricia L. Roberts
                                                           Patricia L. Roberts
                                                           Assistant Secretary